Exhibit 99.(s)

EX-FILING FEES

Calculation of Filing Fee Tables

N-2
(Form Type)

abrdn Global Premier Properties Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common shares of beneficial interest	Rule 457(o)			$54,000,000(1)	0.00015310	$8,267.40
Fees Previously Paid	Equity	Common shares of beneficial interest	Rule 457(o)			$1,000,000(2)	0.00014760	$147.60
	Total Offering Amounts					$55,000,000		$8,415.00
	Total Fees Previously Paid							$147.60
	Total Fee Offsets							$0.00
	Net Fee Due							$8,267.40

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933 solely for the purpose of determining the registration fee. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under the registration statement.

(2)	The Registrant previously paid $147.60 in connection with the filing of the Registrant’s Registration Statement on Form N-2 (File No. 333-282296) with the Securities and Exchange Commission on September 23, 2024.